EXHIBIT 5

INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH  45201
                                       Employer Identification Number:
Date:  MAR 18 1994                           38-2788802
                                       File Folder Number:
AEROQUIP INOAC COMPANY                       380062612
C/O GARY R. DIESING, ESQUIRE           Person to Contact:
1000 JACKSON                                 JIM JENKINS
TOLEDO, OH  43624                      Contact Telephone Number:
                                             (513) 684-3079
                                       Plan Name:
                                             AEROQUIP INOAC COMPANY RETIREMENT
                                             SAVINGS AND PROFIT SHARING PLAN
                                       Plan Number:  001

Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated March 4, 1994. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

      This determination letter is applicable for the amendment(s) adopted on March 8, 1993.

      This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

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
AEROQUIP INOAC COMPANY




      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                       Sincerely yours,


                                       /s/ C. ASHLEY BULLARD
                                       C. Ashley Bullard
                                       District Director

Enclosures:
Publication 794

                                                          Letter 835 (DO/CG)


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